QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.6

Consent of Independent Accountants

        We consent to the incorporation by reference in in the Registration Statement on Form S-3 of NGL Energy Partners LP for the registration of common units representing limited partner interests of our report dated May 30, 2012, except for Note 9, as to which the date is February 15, 2013, relating to the financial statements of Third Coast Towing, L.L.C. as of December 31, 2011 and for the two years then ended, and of our report dated February 15, 2013 relating to the financial statements of Third Coast Towing, L.L.C. as of September 30, 2012 and for the nine months ended September 30, 2012 and 2011, both of which are included in the Current Report on Form 8-K/A of NGL Energy Partners LP dated December 31, 2012, and to the reference to our firm under the caption "Experts" in the prospectus included in the Registration Statement.

/s/ Roloff, Hnatek & Co., L.L.P.
Certified Public Accountants

Victoria, Texas

February 19, 2014

QuickLinks

  Exhibit 23.6
Consent of Independent Accountants